EXHIBIT 24.1

OFFICERS AND DIRECTORS OF
CTS CORPORATION
POWER OF ATTORNEY

     The undersigned officers and/or directors of CTS Corporation (the “Company”) hereby constitute and appoint Richard G. Cutter, III and Bridget K. Quinn, or any of them, with full power of substitution and resubstitution, as attorneys or attorney of the undersigned, to sign and file under the Securities Act of 1933, as amended, (i) a registration statement on Form S-3 relating to the registration of the Company’s 2.125% Convertible Senior Subordinated Notes due 2024, in an aggregate principal amount at maturity of $60,000,000 and the Company’s common stock issuable upon their conversion, (ii) any registration statement related to the offering which is effective immediately upon filing pursuant to Rule 462(b) under said Act, and (iii) any and all amendments, supplements and exhibits to such registration statement, including post-effective amendments, and any and all applications or other documents to be filed with the Securities and Exchange Commission pertaining to such registration statements or amendments, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done in the premises, hereby ratifying and approving the acts of said attorney and any of them and any such substitute.

     EXECUTED this 26th day of July, 2004.

/s/ Donald K. Schwanz

Donald K. Schwanz
Chairman of the Board, President and Chief
Executive Officer

/s/ Walter S. Catlow	/s/ Lawrence J. Ciancia

Walter S. Catlow	Lawrence J. Ciancia
Director	Director

/s/ Thomas G. Cody	/s/ Gerald H. Frieling, Jr.

Thomas G. Cody	Gerald H. Frieling, Jr.
Director	Director

/s/ Roger R. Hemminghaus	/s/ Michael A. Henning

Roger R. Hemminghaus	Michael A. Henning
Director	Director

/s/ Robert A. Profusek	/s/ Patricia K. Vincent

Robert A. Profusek	Patricia K. Vincent
Director	Director

/s/ Vinod M. Khilnani	/s/ Thomas A. Kroll

Vinod M. Khilnani	Thomas A. Kroll
Senior Vice President and Chief Financial Officer	Vice President and Controller